Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ultra Clean Holdings, Inc. on Form S-3 of our report dated March 29, 2010, appearing in the Annual Report on Form 10-K of Ultra Clean Holdings, Inc. for the year ended January 1, 2010 and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/S/ Deloitte & Touche LLP
San Jose, California
February 14, 2011